Exhibit 2.1

SHARE EXCHANGE AGREEMENT

by and among

China Real Estate Acquisition Corp.
a Delaware corporation

and

Magic Ocean Limited
A Cayman Islands company

and

Linda International Lighting Co., Ltd
a Hong Kong corporation

and

the Shareholders of
Linda International Lighting Co., Ltd

Dated as of April 28, 2010

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 28th day of April, 2010, by and among China Acquisition Corp., a Delaware corporation (hereinafter referred to as “China Acquisition”), Magic Ocean Limited a Cayman Islands Company “Magic Ocean”, Linda International Lighting Co., Ltd, a Hong Kong company (hereinafter referred to as “Linda Lighting”) and the shareholders of Linda Lighting (the “Linda Lighting Shareholders”), upon the following premises:

Premises

WHEREAS, China Real Estate Acquisition Corp. is a Delaware company with no significant operations;

WHERAS, Magic Ocean is the majority shareholder of China Acquisition

WHEREAS, Linda Lighting is a private company incorporated under the laws of Hong Kong on April 16, 2005. On March 27, 2006, Linda International Lighting CO., Ltd acquired 25% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd, and became one of two shareholders of Guangzhou Linda Illumination Industry CO., Ltd.  On March 11, 2010, Linda International Lighting CO., Ltd Company entered into an equity transfer agreement with Guangzhou Linda Electric Co., Ltd, another shareholder of Guangzhou Linda Illumination Industry CO., Ltd, to acquire additional 75% equity interest of Guangzhou Linda Illumination Industry CO., Ltd from Guangzhou Linda Electric Co., Ltd.  Upon the completion of this equity interest transfer, Linda International Lighting CO., Ltd becomes a holding company that owns 100% of the equity interests of Guangzhou Linda Illumination Industry CO., Ltd.  Guangzhou Linda Illumination Industry CO., Ltd is an operating company incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Guangzhou Linda Illumination Industry CO., Ltd engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products. Both Linda International Lighting CO., Ltd and Guangzhou Linda Illumination Industry CO., Ltd are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.  Linda International Lighting CO., Ltd., Guangzhou Linda Electric Co., Ltd. and Guangzhou Linda Illumination Industry CO., Ltd. shall be referred to herein collectively as the “Group”;

WHEREAS, China Acquisition agrees to acquire up to100% of the issued and outstanding shares of Linda Lighting from the Linda Lighting Shareholders in exchange for the issuance of certain shares of China Acquisition (the “Exchange”) and the Linda Lighting Shareholders agree to exchange their shares of Linda Lighting on the terms described herein. On the Closing Date (as defined in Section 4.03), Linda Lighting will become a wholly-owned subsidiary of China Acquisition;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LINDA LIGHTING

As an inducement to, and to obtain the reliance of China Acquisition, except as set forth in the Linda Lighting Schedules (as hereinafter defined), Linda Lighting represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01 Incorporation. Linda Lighting is a company duly incorporated, validly existing, and in good standing under the laws of the Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Linda Lighting Schedules are complete and correct copies of the memorandum of association and articles of association of SCLI as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Linda Lighting’s memorandum of association or articles of association. Linda Lighting has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  Linda Lighting has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Each member of the Group is organized under the laws of the jurisdiction set forth in Schedule 1.03 hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted.  Each member of the Group is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement.  No member of the Group is in violation of any of the provisions of their respective charter documents.  The corporate records of each member of the Group contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of their respective organization, and such corporate records have been heretofore delivered to China Acquisition.  The ownership records of each Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization, and such ownership records have been heretofore been delivered to China Acquisition.  No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction.

Section 1.02 Authorized Shares. The number of shares which Linda Lighting is authorized to issue consists of 10,000 shares of a single class, par value of $0.1281 per share.  There are 10,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations .  Except as set forth in the Linda Lighting Schedule 1.03, Linda Lighting does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “Linda Lighting” also includes those subsidiaries set forth on the Linda Lighting Schedules.

Section 1.04 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Linda Lighting is a party or to which any of its assets, properties or operations are subject.

Section 1.05 Compliance With Laws and Regulations.  To the best of its knowledge, Linda Lighting has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Linda Lighting or except to the extent that noncompliance would not result in the occurrence of any material liability for Linda Lighting.  This compliance includes, but is not limited to, the filing of all reports to date with governmental authorities.

Section 1.06 Approval of Agreement.  The Board of Directors of Linda Lighting has authorized the execution and delivery of this Agreement by Linda Lighting and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Linda Lighting Shareholders that the Exchange be accepted.

Section 1.07 Linda Lighting Schedules.  Linda Lighting has delivered to China Acquisition the following schedules, which are collectively referred to as the “Linda Lighting Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Linda Lighting as complete, true, and correct as of the date of this Agreement in all material respects:

(d) a schedule containing complete and correct copies of the memorandum of association and articles of association of Linda Lighting in effect as of the date of this Agreement; and

(e) a schedule containing the other information requested above.

Linda Lighting shall cause the Linda Lighting Schedules and the instruments and data delivered to China Acquisition hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.08 Valid Obligation.  This Agreement and all agreements and other documents executed by Linda Lighting in connection herewith constitute the valid and binding obligation of Linda Lighting, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CHINA ACQUISITION AND MAGIC OCEAN

As an inducement to, and to obtain the reliance of Linda Lighting and the Linda Lighting Shareholders, except as set forth in the China Acquisition Schedules (as hereinafter defined), China Acquisition and Magic Ocean represent and warrant, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization.  China Acquisition is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the China Acquisition Schedules are complete and correct copies of the certificate of incorporation and articles of association of China Acquisition (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of China Acquisition’s certificate of incorporation or Articles.  China Acquisition has taken all action required by law, its certificate of incorporation, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and China Acquisition has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization.

(a)       China Acquisition’s authorized capitalization consists of (a) 200,000,000 shares of common stock, par value $0.0001 per share, of which 5,000,000 shares are issued and outstanding, and (b) 10,000,000 shares of preferred shares, par value $0.0001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of China Acquisition’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase China Acquisition common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of China Acquisition preferred stock or any outstanding convertible notes, debentures or securities.  All outstanding China Acquisition common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of China Acquisition, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which China Acquisition is a party or by which it is bound obligating China Acquisition to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of China Acquisition or obligating China Acquisition to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue China Acquisition common shares or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which China Acquisition is a party or by which it is bound with respect to any equity security of any class of China Acquisition, and there are no agreements to which China Acquisition is a party, or which China Acquisition has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations.  China Acquisition does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(d) Included in the China Acquisition Schedules are (i) the audited balance sheets of China Acquisition as of December 31, 2009 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2009 together with the notes to such statements and the opinion of Friedman LLP, independent certified public accountants, with respect thereto;

(e) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The China Acquisition balance sheets are true and accurate and present fairly as of their respective dates the financial condition of China Acquisition.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, China Acquisition had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of China Acquisition, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c) China Acquisition has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(d) China Acquisition has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(e) The books and records, financial and otherwise, of China Acquisition are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(f) All of China Acquisition’s assets are reflected on its financial statements, and, except as set forth in the China Acquisition Schedules or the financial statements of China Acquisition or the notes thereto, China Acquisition has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information.  The information concerning China Acquisition set forth in this Agreement and the China Acquisition Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, China Acquisition has fully disclosed in writing to Linda Lighting (through this Agreement or the China Acquisition Schedules) all information relating to matters involving China Acquisition or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of China Acquisition or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on China Acquisition, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of China Acquisition.

Section 2.07 Absence of Certain Changes or Events.  Since the date of the most recent China Acquisition balance sheet:

(d) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of China Acquisition or (ii) any damage, destruction or loss to China Acquisition (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of China Acquisition;

(e) China Acquisition has not (i) amended its certificate of incorporation or Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of China Acquisition; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(f) China Acquisition has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent China Acquisition balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of China Acquisition; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(g) to its knowledge, China Acquisition has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of China Acquisition.

Section 2.08 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of China Acquisition after reasonable investigation, threatened by or against China Acquisition or affecting China Acquisition or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the China Acquisition Schedule 2.08.  China Acquisition has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(d) China Acquisition is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(e) China Acquisition is not a party to or bound by, and the properties of China Acquisition are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(f) China Acquisition is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of China Acquisition.

Section 2.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which China Acquisition is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations.  To the best of its knowledge, China Acquisition has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement.  The Board of Directors of China Acquisition has authorized the execution and delivery of this Agreement by China Acquisition and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations.  Except as disclosed herein and in the China Acquisition Schedules, there exists no contract, agreement or arrangement between China Acquisition and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by China Acquisition to own beneficially, 5% or more of the issued and outstanding common shares of China Acquisition and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of China Acquisition has, or has had since inception of China Acquisition, any known interest, direct or indirect, in any such transaction with China Acquisition which was material to the business of China Acquisition.  China Acquisition has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 China Acquisition Schedules.  China Acquisition has delivered to Linda Lighting the following schedules, which are collectively referred to as the “China Acquisition Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of China Acquisition to be complete, true, and accurate in all material respects as of the date of this Agreement.

(d) a schedule containing complete and accurate copies of the certificate of incorporation and Articles of China Acquisition as in effect as of the date of this Agreement;

(e) a schedule containing the financial statements of China Acquisition identified in paragraph 2.04(a) and (b);

(f) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of China Acquisition since December 31, 2009, required to be provided pursuant to section 2.07 hereof; and

(g) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the China Acquisition Schedules by Sections 2.01 through 2.13.

China Acquisition shall cause the China Acquisition Schedules and the instruments and data delivered to Linda Lighting hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Bank Accounts; Power of Attorney.  Set forth in the China Acquisition Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by China Acquisition within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of China Acquisition, (b) all safe deposit boxes and other similar custodial arrangements maintained by China Acquisition within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from China Acquisition or who are otherwise authorized to act on behalf of China Acquisition with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation.

  This Agreement and all agreements and other documents executed by China Acquisition in connection herewith constitute the valid and binding obligation of China Acquisition, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 SEC Filings; Financial Statements.

(a) China Acquisition has made available to Linda Lighting a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by China Acquisition with the SEC for the 36 months prior to the date of this Agreement (the “China Acquisition SEC Reports”), which, to China Acquisition’s knowledge, are all the forms, reports and documents filed by China Acquisition with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to China Acquisition’s knowledge, the China Acquisition SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such China Acquisition SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the China Acquisition SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of China Acquisition at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on China Acquisition taken as a whole.

Section 2.18 Exchange Act Compliance.  China Acquisition is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and China Acquisition is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on China Acquisition.

Section 2.19 Title to Property.  China Acquisition does not own or lease any real property or personal property.  There are no options or other contracts under which China Acquisition has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20    Intellectual Property.  China Acquisition does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE LINDA LIGHTING SHAREHOLDERS

The Linda Lighting Shareholders hereby represents and warrants, severally and solely, to China Acquisition as follows.

Section 3.01 Good Title.  Each of the  Linda Lighting Shareholders is the record and beneficial owner, and has good title to his Linda Lighting common shares, with the right and authority to sell and deliver such Linda Lighting common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of China Acquisition as the new owner of such Linda Lighting common shares in the share register of Linda Lighting, China Acquisition will receive good title to such Linda Lighting common shares, free and clear of all Liens.

Section 3.02 Power and Authority. Each of the Linda Lighting Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Linda Lighting Shareholders, enforceable against the Linda Lighting Shareholders in accordance with the terms hereof.

Section 3.03 No Conflicts.  The execution and delivery of this Agreement by the Linda Lighting Shareholders and the performance by the Linda Lighting Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Linda Lighting Shareholders and (c) will not violate or breach any contractual obligation to which the Linda Lighting Shareholders are a party.

Section 3.04 Finder’s Fee.  Each of the Linda Lighting Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Linda Lighting Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Linda Lighting Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06  Acquisition of Exchange Shares for Investment.

(a) Each Linda Lighting Shareholder is acquiring the Exchange Shares for investment for Linda Lighting Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Linda Lighting Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Linda Lighting Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Linda Lighting Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in China Acquisition and its securities.

(c) Each Linda Lighting Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Linda Lighting Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each Linda Lighting Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Linda Lighting Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Linda Lighting Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to China Acquisition prior to Closing as may be requested by China Acquisition to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Linda Lighting Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each Linda Lighting Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each Linda Lighting Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in China Acquisition and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Linda Lighting Shareholder under Regulation D has been furnished to such Linda Lighting Shareholder by China Acquisition.  To the full satisfaction of each Linda Lighting Shareholder, he has been furnished all materials that he has requested relating to China Acquisition and the issuance of the Exchange Shares hereunder, and each Linda Lighting Shareholder has been afforded the opportunity to ask questions of China Acquisition’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Linda Lighting Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of China Acquisition set forth in this Agreement, on which each of the Linda Lighting Shareholders have relied in making an exchange of his shares Linda Lighting for the Exchange Shares.

(g) Each Linda Lighting Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Linda Lighting Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, China Acquisition’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The Linda Lighting Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Linda Lighting Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07    Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the Linda Lighting Shareholders consents to China Acquisition making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01 The Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Linda Lighting Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of Linda Lighting set forth on the Linda Lighting Schedules attached hereto, constituting all of the shares of Linda Lighting held by such shareholder; the objective of such Exchange being the acquisition by China Acquisition of not less than 100% of the issued and outstanding shares of Linda Lighting.  In exchange for the transfer of such securities by the Linda Lighting Shareholders, China Acquisition shall issue to the Linda Lighting Shareholders, his affiliates or assigns, a total of 5,000,000 common shares, par value $0.0001 per share (the “China Acquisition Common Stock”), Magic Ocean shall transfer 3,800,000 shares of common stock, $0.0001 (the “Magic Ocean Common Stock”) to the Linda Lighting Shareholders pursuant to Table 1 attached hereto, together representing 88% of the total common shares of China Acquisition to the Linda Lighting Shareholders, for all of the outstanding shares of Linda Lighting held by the Linda Lighting Shareholders (collectively the China Acquisition Common Stock and the Magic Ocean Common Stock are the “Exchange Shares”). At the Closing Date, each of the Linda Lighting Shareholders shall, on surrender of his certificate or certificates representing his Linda Lighting shares to China Acquisition or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of Linda Lighting shall be held by China Acquisition.  Upon consummation of the transaction contemplated herein there shall be 10,000,000 China Acquisition common shares issued and outstanding.

Section 4.02 Reserved

Section 4.03 Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur following the payment of the outstanding liabilities of China Acquisition, which may be paid at Closing, and upon the exchange of the shares of China Acquisition and Linda Lighting as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place.

Section 4.04 Closing Events.  At the Closing, China Acquisition, Linda Lighting and the Linda Lighting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05 Termination.  This Agreement may be terminated by the Board of Directors of Linda Lighting or China Acquisition only in the event that China Acquisition or Linda Lighting do not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
SPECIAL COVENANTS

Section 5.01 Access to Properties and Records

.  China Acquisition and  Linda Lighting will each afford to the officers and authorized representatives of the other full access to the properties, books and records of China Acquisition or Linda Lighting , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of China Acquisition or Linda Lighting, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 5.02 Delivery of Books and Records.  At the Closing, China Acquisition shall deliver to Linda Lighting, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of China Acquisition which is now in the possession of China Acquisition or its representatives.

Section 5.03  Third Party Consents and Certificates.  China Acquisition and Linda Lighting agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04    Designation of Directors and Officer.  Upon the signing of this Agreement, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the shareholders of China Acquisition of a Schedule 14(f)-1 Notice to Stockholders, China Acquisition shall appoint Maolin Shi, Jianbo Xiao, Xuehou Liu and Qinglin Shi to the board of directors of China Acquisition.

Section 5.05  Indemnification.  China Acquisition and Magic Ocean hereby agree to indemnify Linda Lighting and each of the officers, agents, and directors of Linda Lighting and the Linda Lighting Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06   The Acquisition of China Acquisition Common Shares.  China Acquisition and Linda Lighting understand and agree that the consummation of this Agreement including the issuance of the China Acquisition common shares to the Linda Lighting Shareholders in exchange for the Linda Lighting Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  China Acquisition and Linda Lighting agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, Linda Shareholders shall execute and deliver to China Acquisition a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b) In connection with the transaction contemplated by this Agreement, China Acquisition and Linda Lighting shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Linda Lighting reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Linda Lighting, the Linda Lighting Shareholders, and China Acquisition shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Linda Lighting or China Acquisition and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Linda Lighting Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07 Sales of Securities Under Rule 144, If Applicable.

(d) China Acquisition will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(e) Upon being informed in writing by any person holding restricted stock of China Acquisition that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), China Acquisition will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(f) If any certificate representing any such restricted stock is presented to China Acquisition’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, China Acquisition will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.08   Payment of Liabilities.

  Recognizing the need to extinguish all existing liabilities of China Acquisition prior to the Exchange, Linda Lighting has indicated it will not enter into this Agreement unless China Acquisition has arranged for the payment and discharge of all of China Acquisition’s liabilities, including all of China Acquisition’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, China Acquisition has agreed to arrange for the payment and discharge of all such liabilities.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CHINA ACQUISITION

The obligations of China Acquisition under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Linda Lighting and Linda Lighting Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Linda Lighting shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Linda Lighting prior to or at the Closing.  China Acquisition shall be furnished with a certificate, signed by a duly authorized executive officer of SCLI and dated the Closing Date, to the foregoing effect.

Section 6.02  Officer’s Certificate.  China Acquisition shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Linda Lighting to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Linda Lighting threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Linda Lighting Schedules, by or against Linda Lighting, which might result in any material adverse change in any of the assets, properties, business, or operations of Linda Lighting.

Section 6.03 Approval by Linda Lighting Shareholders.  The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of Linda Lighting, unless a lesser number is agreed to by China Acquisition.

Section 6.04  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Linda Lighting after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Other Items.

(a) China Acquisition shall have received a list containing the name, address, and number of shares held by the Linda Lighting Shareholders as of the date of Closing, certified by an executive officer of Linda Lighting as being true, complete and accurate; and

(b) China Acquisition shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as China Acquisition may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF LINDA LIGHTING
AND THE LINDA LIGHTING SHAREHOLDERS

The obligations of Linda Lighting and the Linda Lighting Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01Accuracy of Representations and Performance of Covenants.  The representations and warranties made by China Acquisition in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, China Acquisition shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by China Acquisition.

Section 7.02 Closing Certificate.  Linda Lighting shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of China Acquisition, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of China Acquisition threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the China Acquisition Schedules, by or against China Acquisition, which might result in any material adverse change in any of the assets, properties or operations of China Acquisition.

Section 7.03   Officer’s Certificate. Linda Lighting shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of China Acquisition, certifying that there are no existing liabilities as of the Closing Date and that each representations and warranties of China Acquisition contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.04  Good Standing.  Linda Lighting shall have received a certificate of good standing from the Delaware Secretary of State or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that China Acquisition is in good standing as a company in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.05 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of China Acquisition after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07 Shareholder Report.  Linda Lighting shall receive a shareholder’s report reflective of all China Acquisition shareholders which does not exceed 5,000,000 issued and outstanding common shares of China Acquisition as of the Closing Date.

Section 7.08 Other Items. Linda Lighting shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as SCLI may reasonably request.

ARTICLE VIII
MISCELLANEOUS

Section 8.01  Brokers.  China Acquisition and SCLI agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  China Acquisition and SCLI each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03 Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Linda Lighting, to:	Linda International Lighting Co., Ltd
No. 1 Industrial Garden of Second Economic Cooperative Entity
Ren He Town, Baiyun District
Guangzhou, Guangdong, China 510470

With copies to(which shall not constitute notice):
Richard I. Anslow, Esq.
Gary S. Eaton, Esq.
Yarona Y. Liang, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

If to China Acquisition, to: Chen Yu
27th Floor, Profit Plaza, No. 76
West HuangPu Road
Guangzhou, PRC 510000

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 Attorney’s Fees .  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06  Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07  Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries.  This contract is strictly between China Acquisition, Magic Ocean and Linda Lighting, and, except as specifically provided, no director, officer, stockholder (other than the Linda Lighting Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.Section

8.09  Expenses.  Subject to Article VI and VII above, whether or not the Exchange is consummated, each of China Acquisition and Linda Lighting will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10    Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.12Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

Section 8.13 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.14  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

CHINA REAL ESTATE ACQUISITION CORP.

By:
Name: Chen Yu
Title:   Chief Executive Officer

LINDA INTERNATIONAL LIGHTING CO., LTD

By:
Name:
Title:

MAGIC OCEAN LTD

By:
Name:
Title:

LINDA LIGHTING SHAREHOLDERS:

By:
Name:
Title:

Table 1:      Exchange Shares to be Issued

Name	Number of Shares
Mr. Maolin Shi	8,800,000 issued from China Acquisition and transferred from Magic Ocean

Total	8,800,000 common shares

LINDA LIGHTING
Share Exchange Agreement

Linda Lighting Schedules
April 28, 2010

Section 1.03 Subsidiaries
Linda International Lighting CO., Ltd was incorporated on April 16, 2005 in Hong Kong.  On March 27, 2006, Linda International Lighting CO., Ltd acquired 25% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd, and became one of two shareholders of Guangzhou Linda Illumination Industry CO., Ltd.
On March 11, 2010, Linda International Lighting CO., Ltd Company entered into an equity transfer agreement with Guangzhou Linda Electric Co., Ltd, another shareholder of Guangzhou Linda Illumination Industry CO., Ltd, to acquire additional 75% equity interest of Guangzhou Linda Illumination Industry CO., Ltd from Guangzhou Linda Electric Co., Ltd.  Upon the completion of this equity interest transfer, Linda International Lighting CO., Ltd becomes a holding company that owns 100% of the equity interests of Guangzhou Linda Illumination Industry CO., Ltd.

Guangzhou Linda Illumination Industry CO., Ltd is an operating company incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Guangzhou Linda Illumination Industry CO., Ltd engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products.

Both Linda International Lighting CO., Ltd and Guangzhou Linda Illumination Industry CO., Ltd are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.

Section 1.04 Financial Statements
Audited financial statements for the years ending December 31, 2009 and December 31, 2008 are attached.
Section 1.06 Options and Warrants None.	None
Section 1.07 Absence of Certain Changes or Events
None.
Section 1.08 Litigation and Proceedings	None
None.
Section 1.09 Contracts

Section 1.16 Intellectual Property

Sch-1

CHINA ACQUISITION, INC. (“China Acquisition”)
Share Exchange Agreement
China Acquisition Schedules
April 28, 2010

Section 2.04 Financial Statements
See SEC filings.
Section 2.07 Absence of Certain Changes or Events
None.
Section 2.08 Litigation and Proceedings
None.
Section 2.09 Contracts
None.

Sch-2

Exhibit A to Share Exchange Agreement

SUITABILITY LETTER

TO:           China Acquisition, Inc.

I make the following representations with the intent that they may be relied on by China Acquisition, Inc. (the “Company”), in determining my suitability as a purchaser of securities of the Company (the “Shares”).

1. I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

2. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3. I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4. The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5. I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6. Instructions:  Complete either (a) or (b) below, as applicable:

(a) FOR ACCREDITED INVESTORS.  I confirm that I am an “accredited investor” as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as checked below:

(i) Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution;

(ii)  as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐           Yes           ☐           No

(iii) Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐           Yes           ☐           No

(iv) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐           Yes           ☐           No

(v) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐           Yes           ☐           No

(vi) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐           Yes           ☐           No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐           Yes           ☐           No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(viii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐           Yes           ☐           No

(ix) Any entity in which all of the equity owners are accredited investors.

☐           Yes           ☐           No

(b) FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i) My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii) My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐           Yes           ☐           No

(iii) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐           Yes           ☐   No

7. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8. I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9. I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10. I will hold title to my interest as follows:

☐           Community Property                                               ☐           Separate Property

☐           Joint Tenants, with Right                                       ☐           Tenants in Common

of Survivorship
                              ☐           Other (Single Person, Trust, Etc., Please Indicate.)

11. I am a bona fide resident of the state of __________.  The address below is my true and correct principal residence.

DATED this ____ day of __________, 2010.

Name (Please Print)	Name of Joint Subscriber, If Any

Signature	Signature

Street Address	Street Address

City, State, and Zip Code	City, State, and Zip Code

Exhibit B to Share Exchange Agreement

INVESTMENT LETTER

China Real Estate Acquisition Corp.

Re:           Purchase of Common Shares of China Real Estate Acquisition Corp.

Gentlemen:

In connection with the acquisition by the undersigned of the common shares of China Real Estate Acquisition Corp. (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.  After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.  After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

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China Real Estate Acquisition Corp.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the common shares composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:

(Subscriber)

(Joint Subscriber)

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